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                              INFORMIX CORPORATION
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

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






May 2, 2001

TO ALL INFORMIX SOFTWARE AND ASCENTIAL SOFTWARE EMPLOYEES

I am pleased to report that the feedback from customers, from employees and partners has been overwhelmingly positive and supportive of the announcements we made last week. Of course there were, and are, expressions of issues and concerns, but it seems that most everyone is reassured by the various forms of communications and responsiveness coming from Informix as well as from IBM.

There will continue to be significant communication both in writing as well as through meetings and on web sites regarding product plans, employee topics, and timetables, all designed to keep everyone well-informed and to reconfirm the principles of securing customers' investments as well as bringing most of Informix Software employees into IBM to continue and to accelerate our mission of winning in the distributed database business.

We also recognize that last week's INN calls, especially the first one on Tuesday, was not heard very well by many of the tied-in locations. I apologize for that. There will be follow-up INN calls very shortly, and we will make sure that the transmission is uniformly good so that the calls can be more effective and interactive.

My note today is to provide some additional perspective to the topics of why is the sale of our database business to IBM for $1 billion in cash a good deal, why did the stock price go down, and what can be expected from the stock price in the future. These have been questions expressed by some of you, and it's important for everyone in our company to have a complete perspective on these topics.

Why is this a good deal? Because it allows us to capitalize on the value of our database business, eliminate the risk of that value deteriorating, while providing future opportunities for many of our technologies and our employees, and providing security and continuity to our customers.

At the same time, please consider that the price of $1 billion is:

- 1.24 times last year's sales of $807 million


- 1.36 times last quarter's sales annualized ($184 million times 4 is $736 million)

- 1.18 times 2001 projected sales based on the 5% expected growth rate that we planned on in January 2001 (these projections were made of course prior to all the economic bad news we've seen since)

and NOT included in the sale is the cash of the business ($250 million at end of the first quarter), which we keep.

By the popular measures of value applied to comparable companies
(e.g. database companies like Sybase), this is a good, some would say very good, price for this business.

This price also must be taken in the context of the fact that the database business is dominated by Oracle, and pursued not only by us but by IBM and Microsoft, all having considerably more resources applied to growing their database business than we do. Recent trends, as you know, have been for them to gain business while we have fallen behind. Although we have made good progress in stabilizing our company since last summer and have recaptured customer confidence, we have not yet been able to show convincing growth, while our competitors continue to grow.

In software, stagnation usually results in lower revenues that in turn tend to erode profits and cash flow. This raises the risk of diminishing the value of our database business, and of disrupting and demotivating our customers, employees, and stockholders.

It is a tremendous testimonial to the people of Informix Software that our database business has in fact recaptured stature and respect that has resulted in the value we received and in the desire and commitment by IBM to embrace much of our core technologies and most of our people in their strategy to expand and grow within the database business. IBM has the wherewithal to make it happen and with Informix Software in the family, their chances of winning are measurably increased. It's win-win for everyone.

But the purchase price is NOT the only basis of value in this transaction, particularly from the standpoint of the investor. It is important to understand that the impact of this transaction on the company and its potential value is based upon the COMBINATION of:

- the potential of Ascential Software as a pure-play in the fast growth market of Information Asset Management, with a leadership position in terms of products, customers, and momentum, PLUS

- its strategic alliance with IBM that represents an important endorsement of our products and strategy and could give Ascential additional revenue growth acceleration as IBM resells Ascential products, PLUS

- $1 billion in cash (approximately what Ascential will have after all the dust settles....... proceeds minus taxes plus current cash) which is a substantial amount of resource and flexibility to apply to Ascential's growth, PLUS

- the impact of using some of that cash to take shares out of the market (thereby reducing the number of shares outstanding which in turn leaves the stockholder owning a larger piece of a smaller number of total shares).

So the value to the stockholder is in fact all those things taken together
 ......... owning a strongly positioned pure-play company in a large and high growth market. All this is the outcome of the transaction of selling our database business to IBM for $1 billion.

If this is such a good deal, why did the stock price go down? Here is what market experts

(including some of our institutional investors and analysts who cover our space) have been feeding back to us to help understand the increase in trading volume and selling pressure on our stock last week.

Last Monday Informix was a company with the largest part of its business in the database business, with slow growth, profitability and positive cash flow. This is the profile of a company that appeals to "value" investors - mutual funds, banks, and the like that try to find companies that are selling for less than their true value in hopes that the market would ultimately recognize that fact and price the company appropriately.

Our announcement on Tuesday effectively changed the profile of the company in the minds of investors into that of Ascential, a smaller revenue base with much faster growth potential in a newer but higher growth market segment. Ascential fits the investment profile of a "growth" stock. There is a different set of investors that are interested in growth stock companies.

What seems to happen in this type of situation in the short run is that some of the value investors who own our stock determine that we no longer fit their investment profile, and they sell the stock - usually quickly. The new universe of growth stock investors whose investment discipline would lead them to a growth stock like Ascential become interested, but they do not usually make immediate purchase decisions. They will begin their analysis of what is essentially a new company to them, and some of them will invest, but in the weeks and months ahead.

The net result of this is that in the near term there is more stock (from value investors) selling pressure than buying (from growth investors) pressure. In the longer term of course, a stock price usually reflects the impact of the company's actual performance as well as its expected performance. In other words, it's all about execution and our ability to set and meet (exceed sometimes) expectations of revenues and consequently of profitability and resultant cash flow.

We do realize that there may be a difference of opinion with some of our stockholders as to whether this transaction is a good deal for Informix, and this may also have contributed to the selling pressure we have seen. In our judgment, however, it was better to realize good and fair value for our database business now, securing the investment of our customers and ensuring ongoing potential for employees, and apply all focus, energy and resource to growing Ascential, than to continue with both businesses and struggle through the issues of the database business.

We believe we made the right tradeoff between risking a deterioration in the value of our database business, which would damage the interests of our stockholders as well as of our customers and employees, and focus on a growth opportunity where our starting point is from the strength of Ascential's position as described above.

The Information Management market that Ascential is in is the market of software infrastructure to enable data from virtually anywhere to be used for business intelligence and analytics and enterprise information. This is a significant market characterized by high-growth demand for tools that make data useful for information. Data warehousing, content management, business intelligence and analytics are all subsets of this market category. Ascential Software was $122 million in revenue last year and is currently projected to grow by 35% to 40% this year and to reach profitability in the fourth quarter of this year. Ascential has a leadership position with its DataStage and Media360 products as well with its more than 1700 customers around the world.

So while our company will no longer be a database company for the reasons described above, our company continues as a substantial operation with a strategy to be the undisputed leader in a substantial market and with the positioning and resources to have a real chance at making it happen.

And, Informix Software continues its mission as part of an enlarged and much strengthened competitor with the positioning and resources to have a real chance at challenging the database leaders.

So what about the future of our stock price? It will be a function of the growth performance of Ascential, combined with the use we make of the cash to accelerate growth on the one hand, and to reduce the shares outstanding on the other hand. We now have sufficient funds to have flexibility that adds to the strength of Ascential.

We have announced our intention to reduce the number of shares outstanding. It is also understood in our industry that with the amount of cash we will have, we can opportunistically consider acquisitions that are fully strategic and accelerate our profitable growth. We have no specific acquisitions in mind at this time, but there may very well be opportunities in the future that we will be in a good position to act upon because of our resources.

As this story gets better known and as Ascential's track record of performance continues to build as it has begun to these past two quarters, investor interest can be expected to build as well. This potential continues to be confirmed by discussions with analysts and investors we have and will continue to have going forward. And, we have seen from our experience together that consistent good performance is always eventually recognized by the investment community, and choppy disappointing performance tends to depress stock prices.

I recognize that those employees not continuing with Ascential may view the outlook for our shares differently than those who will be contributing more directly going forward, and not every Informix employee moving to IBM will want to continue being a shareholder of Ascential Software going forward.

Our goal in providing the continued vesting and additional time to exercise is to recognize your contribution in getting us to this point and the impact of that contribution on the company's future potential, and to provide more of an opportunity for you to realize future value from your investment in Informix.

More time to exercise will provide you with an enlarged window of time, well-past the immediate moments surrounding the transaction, within which you can more comfortably determine the appropriate course of action for your options, and within which you can more comfortably evaluate the performance and potential of Ascential Software.

I hope this note is helpful in understanding the value and potential impact of our transaction with IBM and puts into perspective the recent and potential stock market reactions. Please give us feedback and we will make sure all your questions and concerns are addressed. As always, if we focus on the job at hand and achieve our objectives that lead to revenue growth through providing value to the customer, then all our other goals for ourselves as employees and for our company, including value of our shares, will follow.

Thanks a lot for your dedication and support, and for your commitment to make our mutual goals happen.

Best regards,

Peter

This announcement contains forward-looking statements that are subject to numerous risks and uncertainties. Any statements contained in this announcement, including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," "intends" or "estimates," or statements concerning "potential" or "opportunity" or other variations thereof or comparable terminology or the negative thereof that are not statements of historical fact, should be considered forward-looking statements as a result of certain risks and uncertainties. These risks and uncertainties could cause actual results and events materially to differ for historical or anticipated results and events. Investors and potential investors should review carefully the description of risks and uncertainties that, together with other detailed information about the Company, is contained in the periodic reports that the Company files from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for fiscal year 2000.

The proposed transaction described above will be submitted to Informix's stockholders for their consideration, and Informix has filed a preliminary proxy statement concerning the proposed transaction with the Securities and Exchange Commission, and will file a definitive proxy statement with the SEC shortly. Stockholders are urged to read the preliminary proxy statement regarding the proposed transaction, and the definitive proxy statement when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. When available, the definitive proxy statement concerning the proposed transaction will be mailed to all of our stockholders and our proxy statement, as well as other filings containing information about the Company, will be available, without charge, at the SEC's Internet site (www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to the Company's Investor Relations Department, 50 Washington Street, Westborough, Massachusetts 01581 (508-366-3888).

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in favor of the proposed transaction. Information regarding the interests of the officers and directors of the Company in the proposed transaction is set forth in the preliminary proxy statement regarding the proposed transaction and will be set forth in the definitive proxy statement regarding the proposed transaction, when available. Information regarding the Company's officers and directors that may be deemed participants in the solicitation is included in the Company's most recent annual proxy statement as filed with the SEC on a Schedule 14A.

-c- 2001 Informix Corporation. All rights reserved. Ascential is a trademark of Ascential Software, Inc. and may be registered in other jurisdictions. The following are trademarks of Informix Corporation or its affiliates, one or more of which may be registered in the U.S. or other jurisdictions: Informix; DataStage; and Media360.

May 2, 2001




TO ALL INFORMIX CORPORATION STOCKHOLDERS


My note today is to provide some additional perspective to the topics of why is the sale of our database business to IBM for $1 billion in cash a good deal, why did the stock price go down, and what can be expected from the stock price in the future. These have been questions expressed by some of you, and it's important for our stockholders to have a complete perspective on these topics.

Why is this a good deal? Because it allows us to capitalize on the value of our database business, eliminate the risk of that value deteriorating, while providing future opportunities for many of our technologies and our employees, and providing security and continuity to our customers.

At the same time, please consider that the price of $1 billion is:

- 1.24 times last year's sales of $807 million

- 1.36 times last quarter's sales annualized ($184 million times 4 is $736 million)

- 1.18 times 2001 projected sales based on the 5% expected growth rate that we planned on in January 2001 (these projections were made of course prior to all the economic bad news we've seen since)

and NOT included in the sale is the cash of the business ($250 million at end of the first quarter), which we keep.

By the popular measures of value applied to comparable companies (e.g. database companies like Sybase), this is a good, some would say very good, price for this business. This price also must be taken in the context of the fact that the database business is dominated by Oracle, and pursued not only by us but by IBM and Microsoft, all having considerably more resources applied to growing their database business than we do. Recent trends, as you know, have been for them to gain business while we have fallen behind. Although we have made good progress in stabilizing our company since last summer and have recaptured customer confidence, we have not yet been able to show convincing growth, while our competitors continue to grow.

In software, stagnation usually results in lower revenues that in turn tend to erode profits and cash flow. This raises the risk of diminishing the value of our database business, and of disrupting and demotivating our customers, employees, and stockholders.

It is a tremendous testimonial to the people of Informix Software that our database business has in fact recaptured stature and respect that has resulted in the value we received and in the desire and commitment by IBM to embrace much of our core technologies and most of our people in their strategy to expand and grow within the database business. IBM has the wherewithal to make it happen and with Informix Software in the family, their chances of winning are measurably increased. It's win-win for everyone.

But the purchase price is NOT the only basis of value in this transaction, particularly from the standpoint of the investor. It is important to understand that the impact of this transaction on the company and its potential value is based upon the COMBINATION of:

- the potential of Ascential Software as a pure-play in the fast growth market of Information Asset Management, with a leadership position in terms of products, customers, and momentum, PLUS

- its strategic alliance with IBM that represents an important endorsement of our products and strategy and could give Ascential additional revenue growth acceleration as IBM resells Ascential products, PLUS

- $1 billion in cash (approximately what Ascential will have after all the dust settles....... proceeds minus taxes plus current cash) which is a substantial amount of resource and flexibility to apply to Ascential's growth, PLUS

- the impact of using some of that cash to take shares out of the market (thereby reducing the number of shares outstanding which in turn leaves the stockholder owning a larger piece of a smaller number of total shares).

So the value to the stockholder is in fact all those things taken together
 ......... owning a strongly positioned pure-play company in a large and high growth market. All this is the outcome of the transaction of selling our database business to IBM for $1 billion.

If this is such a good deal, why did the stock price go down? Here is what market experts (including some of our institutional investors and analysts who cover our space) have been feeding back to us to help understand the increase in trading volume and selling pressure on our stock last week.

Last Monday Informix was a company with the largest part of its business in the database business, with slow growth, profitability and positive cash flow. This is the profile of a company that appeals to "value" investors - mutual funds, banks, and the like that try to find companies that are selling for less than their true value in hopes that the market would ultimately recognize that fact and price the company appropriately.

Our announcement on Tuesday effectively changed the profile of the company in the minds of investors into that of Ascential, a smaller revenue base with much faster growth potential in a newer but higher growth market segment. Ascential fits the investment profile of a "growth" stock. There is a different set of investors that are interested in growth stock companies.

What seems to happen in this type of situation in the short run is that some of the value investors who own our stock determine that we no longer fit their investment profile, and they sell the stock - usually quickly. The new universe of growth stock investors whose investment discipline would lead them to a growth stock like Ascential become interested, but they do not usually make immediate purchase decisions. They will begin their analysis of what is essentially a new company to them, and some of them will invest, but in the weeks and months ahead.

The net result of this is that in the near term there is more stock (from value investors) selling pressure than buying (from growth investors) pressure. In the longer term of course, a stock price usually reflects the impact of the company's actual performance as well as its expected performance. In other words, it's all about execution and our ability to set and meet (exceed sometimes) expectations of revenues and consequently of profitability and resultant cash flow.

We do realize that there may be a difference of opinion with some of our stockholders as to whether this transaction is a good deal for Informix, and this may also have contributed to the selling pressure we have seen. In our judgment, however, it was better to realize good and fair value for our database business now, securing the investment of our customers and ensuring ongoing potential for employees, and apply all focus, energy and resource to growing Ascential, than to continue with both businesses and struggle through the issues of the database business.

We believe we made the right tradeoff between risking a deterioration in the value of our database business, which would damage the interests of our stockholders as well as of our customers and employees, and focus on a growth opportunity where our starting point is from the strength of Ascential's position as described above.

The Information Management market that Ascential is in is the market of software infrastructure to enable data from virtually anywhere to be used for business intelligence and analytics and enterprise information. This is a significant market characterized by high-growth demand for tools that make data useful for information. Data warehousing, content management, business intelligence and analytics are all subsets of this market category. Ascential Software was $122 million in revenue last year and is currently projected to grow by 35% to 40% this year and to reach profitability in the fourth quarter of this year. Ascential has a leadership position with its DataStage and Media360 products as well with its more than 1700 customers around the world.

So while our company will no longer be a database company for the reasons described above, our company continues as a substantial operation with a strategy to be the undisputed leader in a substantial market and with the positioning and resources to have a real chance at making it happen.

And, Informix Software continues its mission as part of an enlarged and much strengthened competitor with the positioning and resources to have a real chance at challenging the database leaders.

So what about the future of our stock price? It will be a function of the growth performance of Ascential, combined with the use we make of the cash to accelerate growth on the one hand, and to reduce the shares outstanding on the other hand. We now have sufficient funds to have flexibility that adds to the strength of Ascential.

We have announced our intention to reduce the number of shares outstanding. It is also understood in our industry that with the amount of cash we will have, we can opportunistically consider acquisitions that are fully strategic and accelerate our profitable growth. We have no specific acquisitions in mind at this time, but there may very well be opportunities in the future that we will be in a good position to act upon because of our resources.

As this story gets better known and as Ascential's track record of performance continues to build as it has begun to these past two quarters, investor interest can be expected to build as well. This potential continues to be confirmed by discussions with analysts and investors we have and will continue to have going forward. And, we have seen from our experience together that consistent good performance is always eventually recognized by the investment community, and choppy disappointing performance tends to depress stock prices.

I hope this note is helpful in understanding the value and potential impact of our transaction with IBM and puts into perspective the recent and potential stock market reactions. Please give us feedback and we will make sure all your questions and concerns are addressed. As always, if we focus on the job at hand and achieve our objectives that lead to revenue growth through providing value to the customer, then all our other goals for employees and for our company, including value of our shares, will follow.

Thank you very much for your dedication and support. We believe we have taken the necessary steps to improve our company's positioning for long term profitable growth, designed to build sustained value for our stockholders.

Peter Gyenes

Chairman and Chief Executive Officer

This announcement contains forward-looking statements that are subject to numerous risks and uncertainties. Any statements contained in this announcement, including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," "intends" or "estimates," or statements concerning "potential" or "opportunity" or other variations thereof or comparable terminology or the negative thereof that are not statements of historical fact, should be considered forward-looking statements as a result of certain risks and uncertainties. These risks and uncertainties could cause actual results and events materially to differ for historical or anticipated results and events. Investors and potential investors should review carefully the description of risks and uncertainties that, together with other detailed information about the Company, is contained in the periodic reports that the Company files from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for fiscal year 2000.

The proposed transaction described above will be submitted to Informix's stockholders for their consideration, and Informix has filed a preliminary proxy statement concerning the proposed transaction with the Securities and Exchange Commission, and will file a definitive proxy statement with the SEC shortly. Stockholders are urged to read the preliminary proxy statement regarding the proposed transaction, and the definitive proxy statement when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. When available, the definitive proxy statement concerning the proposed transaction will be mailed to all of our stockholders and our proxy statement, as well as other filings containing information about the Company, will be available, without charge, at the SEC's Internet site (www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to the Company's Investor Relations Department, 50 Washington Street, Westborough, Massachusetts 01581 (508-366-3888).

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in favor of the proposed transaction. Information regarding the interests of the officers and directors of the Company in the proposed transaction is set forth in the preliminary proxy statement regarding the proposed transaction and will be set forth in the definitive proxy statement regarding the proposed transaction, when available. Information regarding the Company's officers and directors that may be deemed participants in the solicitation is included in the Company's most recent annual proxy statement as filed with the SEC on a Schedule 14A.

-c- 2001 Informix Corporation. All rights reserved. Ascential is a trademark of Ascential Software, Inc. and may be registered in other jurisdictions. The following are trademarks of Informix Corporation or its affiliates, one or more of which may be registered in the U.S. or other jurisdictions: Informix; DataStage; and Media360.